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                                                                    EXHIBIT 32.1


            SECTION 1350 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER


The undersigned, Chairman, President and Treasurer of Jaco Electronics, Inc. (the "Company"), hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that: (1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2006 (the "Quarterly Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented as required by such report. The foregoing certification is based upon, among other things, my responsibilities as principal executive officer of the Company, my own due diligence and representations made by certain other members of the Company's senior management.

Date:  May 15, 2006

                                 /s/ Joel H. Girsky
                                 -----------------------------------
                                 Joel H. Girsky
                                 Chairman, President and Treasurer
                                 (Principal Executive Officer)